[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.3

ONO TERRITORY SUPPLEMENTAL AGREEMENT
THIS ONO TERRITORY SUPPLEMENTAL AGREEMENT (this “Supplemental Agreement”) is effective July 6, 2018 (the “Supplemental Agreement Effective Date”) and is made and entered into by and between Ono Pharmaceutical Co., Ltd., a Japanese corporation, having a place of business at 8-2 Kyutaromachi, 1-chome, Chuo-ku, Osaka 541-8564, Japan (“Ono”), Bristol-Myers Squibb Company, a Delaware corporation, having a place of business at 345 Park Avenue, New York, NY 10154 (“BMS”) and Exelixis, Inc., a Delaware corporation, having a place of business at 210 East Grand Avenue, South San Francisco, CA 94080 (“Exelixis”). Ono, BMS and Exelixis are sometimes individually referred to in this Supplemental Agreement as a “Party” and collectively as the “Parties.”
RECITALS

A.
Exelixis and Ipsen Pharma SAS (“Ipsen”) entered into a Collaboration and License Agreement dated February 29, 2016 (the “Ipsen Agreement”) wherein Exelixis and Ipsen formed a collaboration for the continued development of and commercialization of Exelixis’s tyrosine kinase inhibitor known as “Cabozantinib”, and wherein Exelixis granted to Ipsen certain exclusive rights to develop and commercialize Cabozantinib worldwide, with the exception of the United States and Japan (the “Ipsen Territory”).

B.
Exelixis and Takeda Pharmaceutical Company Ltd. (“Takeda”) entered into a Collaboration and License Agreement dated January 30, 2017 (the “Takeda Agreement”) wherein Exelixis and Takeda formed a collaboration for the continued development of and commercialization of Cabozantinib and wherein Exelixis granted to Takeda certain exclusive rights to develop and commercialize Cabozantinib in Japan (the “Takeda Territory”).

C.
Ono and BMS entered into those certain Collaboration Agreements between BMS and Ono dated September 20, 2011 and July 23, 2014, as amended from time to time (the “BMS-Ono Agreements”), wherein Ono and BMS formed a collaboration for the continued development of and commercialization of the human monoclonal antibody that binds PD-1 known as “Nivolumab” and wherein Ono has certain exclusive rights to develop and commercialize Nivolumab in Japan, South Korea and Taiwan (the “Ono Territory”) and BMS has certain exclusive rights to develop and commercialize Nivolumab in all other countries of the world.

D.
BMS and Exelixis entered into a Clinical Trial Collaboration Agreement (the “Collaboration Agreement”) dated February 24, 2017, relating to the conduct of one or more Combined Therapy Trials with Cabozantinib and Nivolumab, with or without BMS’s CTLA-4 monoclonal antibody known as “Ipilimumab”.

E.
BMS, Exelixis and Ipsen entered into a Supplement To The Clinical Trial Collaboration Agreement dated February 24, 2017 (the “Ipsen Supplement Agreement”) so that Combined Therapy Trials could be run under the Collaboration Agreement in any country of the Ipsen Territory except for South Korea or Taiwan and BMS could secure the necessary rights in the Ipsen Territory except for South Korea and Taiwan.

F.
The Collaboration Agreement, prior to the Supplemental Agreement Effective Date, excludes the conduct of Combined Therapy Trials in the Ono Territory, and otherwise excludes rights in the Ono Territory.

G.
The Parties now desire to enter into this Supplemental Agreement to supplement and amend the Collaboration Agreement to include Ono as a party for purposes of the conduct of Combined Therapy Trials in the Ono Territory and to otherwise expand the Collaboration Agreement to include the Ono Territory, in accordance with the Collaboration Agreement as supplemented and amended by this Supplemental Agreement.

H.
BMS, Exelixis and Ipsen are entering into an Amendment To The Supplement To The Clinical Trial Collaboration Agreement (the “Ipsen Amendment”) concurrently with this Supplemental Agreement so that Combined Therapy Trials can be run in South Korea and Taiwan and BMS can secure the necessary rights in South Korea and Taiwan for Ono and BMS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

I.
BMS, Exelixis and Takeda are entering into a Supplement To The Clinical Trial Collaboration Agreement (the “Takeda Supplement Agreement”) concurrently with this Supplemental Agreement so that Combined Therapy Trials can be run in Japan (i.e., the Takeda Territory) and BMS can secure the necessary rights in the Takeda Territory for Ono and BMS.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the Parties agree as follows.

1.	DEFINITIONS AND REFERENCES TO CERTAIN DEFINED TERMS
1.1    Definitions
The terms in this Supplemental Agreement with initial letters capitalized, whether used in the singular or the plural, have the meaning set forth in the Collaboration Agreement unless otherwise defined below or in places throughout this Supplemental Agreement.
“BMS-Ono Parties” means BMS and Ono, individually and jointly.
The definition of Business Day in the Collaboration Agreement shall be amended to read as follows: “Business Day” means a day other than a Saturday, Sunday or any day on which commercial banks located in New York, NY or Osaka, Japan are authorized or obligated by Applicable Law to close.
“Collaboration Agreement” has the meaning set forth in the Recitals.
The definition of Executive Officers in the Collaboration Agreement shall be amended to read as follows: “Executive Officers” means the [*] of Exelixis (or designee of the Chief Executive Officer of Exelixis) and the [*] of BMS (or a designee of the [*] of BMS) and the [*] of Ono (or a designee of the [*] of Ono).
“Supplemental Agreement” has the meaning set forth in the first paragraph on page 1.
“Supplemental Agreement Effective Date” has the meaning set forth in the first paragraph on page 1.
“Ono Territory Supply/Quality Addendum” has the meaning set forth in Section 2.3 hereof.
1.2    References to Certain Defined Terms in the Collaboration Agreement
Solely with respect to the conduct of any Combined Therapy Trial in the Ono Territory, the following shall apply.
(a)    Any references to “BMS” in the Collaboration Agreement should be read as references to the “BMS-Ono Parties”.
(b)    Any reference to a “Party” in the Collaboration Agreement shall be read as a reference to either or each of BMS, Ono and Exelixis, as the context may require.
(c)    Any reference to “Quality Agreement” or the “Supply Agreement” in the Collaboration Agreement shall be read as a reference to the “Ono Territory Supply/Quality Addendum”.

2.	CONDUCT OF COMBINED THERAPY TRIALS IN THE ONO TERRITORY
2.1    Conduct of Combined Therapy Trials in the Ono Territory
The Parties agree that the conduct of any Combined Therapy Trial in the Ono Territory shall be conducted under the terms and conditions of the Collaboration Agreement, as amended and supplemented by this Supplemental Agreement. The Parties agree that where the Parties desire to conduct a Combined Therapy Trial that includes one or more clinical study sites in the Ono Territory, before such Combined Therapy Trial can be Initiated, a separate Protocol for such Combined Therapy Trial must be reviewed and approved by the JDC and, as applicable, by the Exelixis-Ipsen Joint Steering Committee (as described in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Ipsen Agreement) or the the Exelixis-Takeda Joint Executive Committee (as described in the Takeda Agreement), and signed by each of Exelixis, Ono and BMS.
2.2    Certain Rights and Obligations of the BMS-Ono Parties Under the Collaboration Agreement
(a)    Solely in relation to Combined Therapy Trials conducted in the Ono Territory and related activities, all rights and obligations of BMS under the Collaboration Agreement shall be exercised and discharged, respectively, by both BMS and Ono. For clarity, as between BMS and Ono, the roles and responsibilities in the Ono Territory shall be determined after the Supplemental Agreement Effective Date. In particular and without limitation, and without limiting the generality of the foregoing:
(i)    Ono hereby grants, and shall cause its Affiliates to grant, to Exelixis the licenses referred to in Section 3.1 of the Collaboration Agreement (limited, however to the Ono Territory) under the applicable Patent Rights, Technology and Regulatory Documentation Controlled by Ono in accordance with Section 3.1 of the Collaboration Agreement solely to the extent necessary to discharge Exelixis’ obligations under the Collaboration Agreement with respect to the conduct of the Combined Therapy Trials in the Ono Territory.
(ii)    Exelixis hereby grants and shall cause its Affiliates, to grant, to Ono the licenses referred to in Section 3.2 of the Collaboration Agreement under the applicable Patent Rights, and Technology and Regulatory Documentation Controlled by Exelixis in accordance with Section 3.2 of the Collaboration Agreement solely to the extent necessary to discharge Ono’s obligations under the Collaboration Agreement with respect to the conduct of the Combined Therapy Trials in the Ono Territory.
(iii)    Exelixis shall provide to both BMS and Ono all Exelixis Compound, cooperation, information, documents, reports and rights required to be provided to BMS under Section 5.1 of the Collaboration Agreement.
(iv)    Subject to Section 7.6, Exelixis, and the BMS-Ono Parties shall all jointly own (A) the Combined Therapy Inventions solely to the extent made, conceived, generated or first actually reduced to practice in the performance of a Combined Therapy Trial, Statistical Analysis Plan or Bioanalysis Plan in the Ono Territory and (B) the Combined Therapy Patent Rights Covering the Inventions referred to in clause (A) and each of Exelixis, Ono and BMS shall have the right to exploit such Combined Therapy Inventions and Combined Therapy Patent Rights as set forth in, and subject to, Section 6.1(c) of the Collaboration Agreement.
(v)    Subject to Section 7.6, all BMS Study Inventions and BMS Study Patents solely to the extent made, conceived, or first actually reduced to practice in the performance of a Combined Therapy Trial in the Ono Territory shall be owned solely by the BMS-Ono Parties and the BMS-Ono Parties will have the full right to exploit such BMS Study Inventions and BMS Study Patents without the consent of, or any obligation to account to, Exelixis, subject to the terms and conditions of the Collaboration Agreement.
(vi)    Exelixis, Ono and BMS shall all jointly own all rights, title and interest in and to Combined Therapy Trial Regulatory Documentation to the extent related to a Combined Therapy Trial in the Ono Territory in accordance with Section 6.5 of the Collaboration Agreement.
(vii)    Subject to Section 7.6, in relation to the Study Data generated in the performance of a Combined Therapy Trial in the Ono Territory, (A) the BMS-Ono Parties shall jointly own the BMS Study Data, (B) Exelixis, Ono and BMS shall jointly own the Combined Therapy Study Data and (C) Exelixis shall own the Exelixis Study Data.
(viii)    Ono shall grant to Takeda the Right of Cross-Reference in Japan to the relevant Regulatory Documentation Controlled by Ono as set forth in, and subject to, Section 8.3(e) of the Collaboration Agreement (i.e., Ono shall grant to Takeda in Japan the same Right of Cross-Reference described in Section 8.3(e) as being granted by BMS to Exelixis and with the same rights and obligations set forth in Section 8.3(e) as those applying to the Right of Cross-Reference granted by BMS to Exelixis.
(ix)    Ono shall grant to Ipsen the Right of Cross-Reference in South Korea and Taiwan to the relevant Regulatory Documentation Controlled by Ono as set forth in, and subject to, Section 8.3(e) of the Collaboration Agreement (i.e., Ono shall grant to Ipsen in South Korea and Taiwan the same Right of Cross-Reference described in Section 8.3(e) as being

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

granted by BMS to Exelixis and with the same rights and obligations set forth in Section 8.3(e) as those applying to the Right of Cross-Reference granted by BMS to Exelixis.
(b)    In their sole discretion and upon their agreement, BMS and Ono may designate either of them as [*] or to perform any of their responsibilities or obligations pursuant to this Supplemental Agreement.
2.3    Supply
Following the Supplemental Agreement Effective Date, the Parties shall enter into a supply/quality addendum that will apply to the supply and quality control of the BMS Compound(s) and the Exelixis Compound for the conduct of Combined Therapy Trials in the Ono Territory by reference to Section 4.3 and Section 4.4 of the Collaboration Agreement (the “Ono Territory Supply/Quality Addendum”).
2.4    Responsibility
Exelixis and BMS shall perform the responsibilities set forth in Article 5 of the Collaboration Agreement including, as applicable, the responsibilities of Conducting Party and Non-Conducting Party.
2.5    Cooperation.
In the event that BMS, Ono, Takeda or Ipsen receives questions or requests from regulatory authorities, such as PMDA (Pharmaceuticals and Medical Devices Agency) or MHLW (Ministry of Health, Labour, and Welfare), in relation to obtaining or maintaining regulatory approvals for the Combination Therapy in the Ono Territory, BMS, Exelixis, and Ono shall cooperate with each other and with Takeda or Ipsen in the applicable Person’s effort to obtain and maintain such regulatory approvals. For the avoidance of doubt, in the event that Takeda or Ipsen receives any such question or request, Ono shall cooperate with Takeda or Ipsen, as the case may be, in Takeda’s or Ipsen’s, as the case may be, effort to obtain and maintain such regulatory approvals.

3.	GOVERNANCE
3.1    Ono JDC Representation
(a)    Ono shall be represented on the JDC with [*] representatives, and such Ono JDC representative(s) shall have the right to participate in the JDC.
(b)    There shall be one (1) co-chair designated for the BMS-Ono Parties and one (1) co-chair designated for Exelixis (i.e., there shall only be two (2) co-chairs). BMS shall designate the co-chair for the BMS‑Ono Parties (accordingly, the co-chair designated by BMS shall be deemed to be the co-chair for the BMS‑Ono Parties).
(c)    BMS’s Co-Chair shall promptly share any information received from Exelixis’ Co-Chair under the Collaboration Agreement with Ono to the extent such information relates to the conduct of a Combined Therapy Study in the Ono Territory.
(d)    In the case any approval or signature of Co-Chairs is required under the Collaboration Agreement, BMS’s Co-Chair shall obtain prior written approval from Ono before its own approval or signature only to the extent such agreement or signature is related to the conduct of a Combined Therapy Study in the Ono Territory.
3.2    Ono Representation on the Joint Clinical Study Working Group and other Working Groups and Subteams
(a)    Ono’s representation on the Joint Clinical Study Working Group shall be as set forth in Section 2.4(a) of the Collaboration Agreement, as Section 2.4(a) is amended by Section 7.1 of this Supplemental Agreement.
(b)    If and to the extent agreed by the JDC, Ono shall have representation in any other applicable working groups or subteams created by the JDC.
3.3    JDC Voting Rights of the BMS-Ono Parties

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)    The BMS-Ono Parties shall have one (1) vote at the JDC, irrespective of the numbers of representatives of each of BMS and Ono who are members of the JDC.
(b)    As between the BMS-Ono Parties and subject to the terms and conditions of the Ono-BMS Agreements, BMS and Ono shall agree on how to cast the vote of the BMS-Ono Parties for any given JDC decision, provided that (i) BMS shall have final decision making authority as between BMS and Ono regarding any matters to be decided on in relation to the activities conducted in countries outside the Ono Territory, and (ii) Ono shall have final decision making authority as between BMS and Ono regarding any matters to be decided on in relation to the activities conducted in the Ono Territory.
3.4    Ono Contacts.
As soon as practicable following the Supplemental Agreement Effective Date, Ono shall designate in writing to BMS and Exelixis the name and contact information of its Alliance Manager.

4.	STUDY COSTS
4.1    For avoidance of doubt, the BMS-Ono Parties and Exelixis shall share equally the Shared Costs for each Combined Therapy Trial in the Ono Territory (i.e. the BMS-Ono Parties shall be responsible for fifty percent (50%) of the Shared Costs and Exelixis shall be responsible for fifty percent (50%) of the Shared Costs) for each control arm and each double therapy arm (i.e., Cabozantinib + Nivolumab or Cabozantinib + Ipilimumab) of each Combined Therapy Trial in the Ono Territory, and the BMS-Ono Parties and Exelixis shall share the Shared Costs for each Combined Therapy Trial in the Ono Territory sixty seven (67%) / thirty-three percent (33%) (i.e., the BMS-Ono Parties shall be responsible for sixty-seven percent (67%) of the Shared Costs and Exelixis responsible for thirty-three percent (33%) of the Shared Costs) for each triple therapy arm (i.e., Cabozantinib + Nivolumab + Ipilimumab) of a Combined Therapy Trial in the Ono Territory, in accordance with Article 7 of the Collaboration Agreement.
4.2    BMS shall be the lead BMS-Ono Party for purposes of performing any required Shared Cost reconciliation and making and/or receiving reconciliation payments in accordance with the Collaboration Agreement. Payments made by BMS to Exelixis and amounts received by BMS from Exelixis shall be allocated and/or trued-up between BMS and Ono in accordance with the Ono-BMS Agreements.

5.	PHARMACOVIGILANCE
5.1    Subject to the terms of this Supplemental Agreement, within [*] after the Supplemental Agreement Effective Date, BMS, Ono and Exelixis (in consultation with their respective Pharmacovigilance Departments or equivalents thereof) shall define their respective pharmacovigilance responsibilities with respect to the conduct of Combined Therapy Trials in the Ono Territory, whether through the accession of Ono to any existing pharmacovigilance agreement, by entering into any new pharmacovigilance agreement or as the Parties may otherwise agree in writing.

6.	INDEMNIFICATION
6.1    The Parties agree that BMS shall be the lead BMS-Ono Party for the purposes of Article 11 of the Collaboration Agreement. Accordingly:
(a)    Exelixis shall address all claims for indemnification under Section 11.1 of the Collaboration Agreement to BMS and BMS shall be responsible to defend, hold harmless and indemnify Exelixis Indemnitees to the extent required by that Section; and
(b)    BMS shall bring against Exelixis all claims for indemnification under Section 11.2 of the Collaboration Agreement and BMS shall be entitled to all resulting indemnification and recoveries.
6.2    As between the BMS-Ono Parties, Losses to be indemnified under Section 11.1 of the Collaboration Agreement and recoveries for claims brought against Exelixis under Section 11.2 of the Collaboration Agreement shall be allocated between Ono and BMS in accordance with, and subject to, the Ono-BMS Agreements.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.	MISCELLANEOUS
7.1    Amendments to Collaboration Agreement
The Collaboration Agreement is hereby amended as follows:
Section 2.4(a) of Collaboration Agreement is hereby deleted in its entirety and replaced with the following:
General. A joint clinical study working group (“Joint Clinical Study Working Group” or “JCS-WG”) shall be appointed by the JDC. The JCS-WG shall be composed of highly experienced representatives of Ono, Exelixis and BMS, and may include a reasonable number (as agreed to by Ono, BMS and Exelixis) of representatives of Ipsen and representatives of Takeda; provided, however before attending or participating in any meeting or telephone conference of the JCS-WG, each such representative (i) must be identified in advance to the Alliance Managers, (ii) must have executed a form of confidentiality and invention assignment agreement mutually acceptable to the Parties that will cover the proceedings of the JCS-WG and that will have been reviewed and approved by Ipsen or Takeda, as the case may be, and (iii) must be highly experienced with respect to the matters for which the JCS-WG has responsibility. The JCS-WG will be co-chaired by one Exelixis representative and one representative for the BMS-Ono Parties (i.e., there shall only be two co-chairs). BMS shall designate the co-chair for the BMS‑Ono Parties (accordingly, the co-chair designated by BMS shall be deemed to be the co-chair for the BMS‑Ono Parties). The JCS-WG will meet at least [*] (or at a frequency reasonably considered necessary at the request of either Party) to provide an update on progress of the Combined Therapy Trials to the JDC. Except for decisions expressly reserved to the JDC, the JCS-WG shall be responsible for the coordination and execution of all joint operational matters (i.e., clinical drug supply, response to regulatory agency questions, data exchange, pharmacovigilance, etc.). The Conducting Party shall provide such update on progress of the Combined Therapy Trials in writing to the Non-Conducting Party members of the JCS-WG on a [*] basis, which update shall contain information about overall progress, recruitment status, interim analysis (if results available), final analysis and other information relevant to the conduct of the Combined Therapy Trials.
The first sentence of Section 2.5(c) of the Collaboration Agreement is hereby amended to delete “outside the Ono Territory”.
Section 3.1(a) of the Collaboration Agreement is hereby amended to delete “(other than within the Ono Territory)”.
Section 3.3(b) of the Collaboration Agreement is hereby amended to delete “(i) in no event shall BMS (or any of its sublicensees) have the right to grant Ono or any of Ono’s Affiliates any sublicense under the licenses granted to BMS in Section 3.2, without the prior written consent of Exelixis, and (ii)”.
Sections 6.1(c), 6.5, 8.2 and 8.5 are hereby amended to delete the parenthetical phrase “(BMS to own 50% and Exelixis to own 50%)”.
Section 8.3(c) of the Collaboration Agreement is hereby amended to delete the sentence “Such grant to BMS of a Right of Cross-Reference shall not include a Right of Cross-Reference for use in the Takeda Territory, without Exelixis’ prior written consent.”
Section 8.3(e) of the Collaboration Agreement is hereby amended to delete the sentence “Such grant to Exelixis of a Right of Cross-Reference shall not include a Right of Cross-Reference for use in the Ono Territory, without BMS’ prior written consent.”
7.2    Confidentiality
(a)     The terms and conditions of Sections 9.1, 9.2 and 9.3 of the Collaboration Agreement shall be binding upon Ono with respect to Confidential Information of Exelixis received by Ono under this Supplemental Agreement and with respect to Confidential Information of Ono received by Exelixis under this Supplemental Agreement to the same extent that such terms and conditions are binding upon a receiving Party of Confidential Information. In addition, any Confidential Information (as that term is defined in the 5-Way CDA) previously disclosed among Ono and Exelixis pursuant to that certain CONFIDENTIAL DISCLOSURE AGREEMENT dated April 19, 2017 by and among Ono, BMS, Exelixis, Ipsen and Takeda (the “5-Way CDA”) shall

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

be treated as Confidential Information for purposes of this Supplemental Agreement, and such information shall be subject to the terms and conditions of this Supplemental Agreement and shall no longer be subject to the 5-Way CDA.

(b)    For purposes of this Supplemental Agreement, regardless of which Party discloses Confidential Information to the other, as between the BMS-Ono Parties on the one hand and Exelixis on the other hand: (i) all Exelixis Study Inventions, Exelixis Technology, Exelixis Study Data and Exelixis Regulatory Documentation shall be Confidential Information of Exelixis and the BMS-Ono Parties shall be the receiving Parties, and (ii) all BMS Study Inventions, BMS Technology, BMS Study Data and BMS Regulatory Documentation shall be Confidential Information of the BMS-Ono Parties and Exelixis shall be the receiving Party.
7.3    Press Release
The Parties expect to issue a press release at the time of the start of the conduct of the first Combined Therapy Trial in the Ono Territory pursuant to this Supplemental Agreement. Section 9.7 of the Collaboration Agreement shall apply with respect to any public communication relating to a Combined Therapy Trial conducted in the Ono Territory pursuant to this Supplemental Agreement.
7.4    Dispute Resolution
(a)    The terms and conditions of Sections 13.3 (as amended below in Section 7.4(b)) and 13.4 of the Collaboration Agreement shall be binding upon Ono and Exelixis with respect to any dispute, controversy or claim arising out of, relating to or in connection with this Supplemental Agreement to the same extent that such terms and conditions are binding upon the parties to the Collaboration Agreement.

(b)    BMS and Exelixis hereby amend Section 13.3(b) of the Collaboration Agreement by deleting the phrase “provided that the Parties hereby agree that the time schedule for the appointment of arbitrators and the time schedule for submission of the statement of defense shall follow the American Arbitration Association Arbitration Rules” and replacing it with “provided that the Parties hereby agree that the time schedule for the appointment of arbitrators and the time schedule for submission of the statement of defense shall follow the Rules of Arbitration of the International Chamber of Commerce”. BMS and Exelixis agree that this Section 7.4(b) constitutes an amendment to the Collaboration Agreement as it relates to the conduct of Combined Therapy Studies in the Ono Territory and outside of the Ono Territory.
7.5    Notices
In addition to the addresses for notices to Exelixis and BMS set forth in Section 13.6 of the Collaboration Agreement, the address for notices to Ono are the following:

For Ono:	Ono Pharmaceutical Co., Ltd.
8-2, Kyutaromachi 1-Chome
Chuo-ku, Osaka 541-8564 Japan
Attention: Executive Director, Corporate Development & Strategy

With a copy to:	Ono Pharmaceutical Co., Ltd.
8-2, Kyutaromachi 1-Chome
Chuo-ku, Osaka 541-8564 Japan
Attention: Executive Director, Clinical Development

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.6    Relationship Between the BMS-Ono Parties
(a)    Notwithstanding Section 2.2 hereof, the allocation of ownership of and rights to use Study Data, Regulatory Documentation, Technology and intellectual property rights as between the BMS-Ono Parties shall be governed by the Ono-BMS Agreements.
(b)    Notwithstanding Article 9 of the Collaboration Agreement, as between the BMS-Ono Parties, the use and disclosure of Confidential Information disclosed and received under this Agreement shall be governed by and subject to the Ono-BMS Collaboration Agreements. The Confidential Information disclosed by Ono to BMS under the Collaboration Agreement and this Supplemental Agreement shall be treated as information disclosed by Ono to BMS under and subject to the terms and conditions of the Ono-BMS Collaboration Agreements and vice versa.
7.7    Scope of this Supplemental Agreement
Unless otherwise expressly stated herein, this Supplemental Agreement applies to, and supplements and amends the Collaboration Agreement, only in relation to and as it relates to the conduct of Combined Therapy Trials in the Ono Territory (and does not apply to, and does not supplement or amend the Collaboration Agreement in relation to and as it relates to the conduct of Combined Therapy Trials outside the Ono Territory), and to the extent contemplated in this Supplemental Agreement, Ono is party to the Collaboration Agreement. Accordingly, as of the Supplemental Agreement Effective Date, this Supplemental Agreement shall be incorporated into and made a part of the Collaboration Agreement, and shall be governed by the Collaboration Agreement, as supplemented by and amended by this Supplemental Agreement. Except to the extent as specifically set forth in this Supplemental Agreement, the Collaboration Agreement shall remain and continue in full force and effect in accordance with its terms. In particular, this Supplemental Agreement shall not amend or otherwise modify any rights or obligations of BMS and Exelixis under the Collaboration Agreement in connection with or relating to the conduct of Combined Therapy Trials outside the Ono Territory.
7.8    Takeda Supplement Agreement and Ipsen Amendment
BMS, Exelixis and Takeda shall execute the Takeda Supplement Agreement concurrently with the execution of this Supplemental Agreement by Ono, BMS and Exelixis, and BMS, Exelixis and Ipsen shall execute the Ipsen Amendment concurrently with the execution of this Supplemental Agreement by Ono, BMS, and Exelixis, and if either the Takeda Supplement Agreement or the Ipsen Amendment is not executed concurrently with this Supplemental Agreement despite the applicable Parties’ good faith efforts to execute the Takeda Supplement Agreement and the Ipsen Amendment, this Supplemental Agreement shall be in force and effect

7.9    Governing Law.
This Supplemental Agreement shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

7.10    Counterparts.
This Supplemental Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Supplemental Agreement may be executed by facsimile or electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Supplemental Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

ONO PHARMACEUTICAL CO., LTD.	BRISTOL-MYERS SQUIBB COMPANY
By: /s/ Hiroshi Awata	By: /s/ Fouad Namouni
Name: Hiroshi Awata	Name: Fouad Namouni
Title: Member of the Board of Directors, Executive Vice President, Executive Director	Title: Head of Oncology Department

EXELIXIS, INC.
By: /s/ Michael M. Morrissey
Name: Michael M. Morrissey, Ph.D.
Title: President & CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.